Exhibit 99.1

Canopy Growth to Fast Track Entry into the U.S. Cannabis Market

Creation of U.S. holding company and exchangeable share structure designed to enable Canopy USA to trigger full ownership of U.S. cannabis investments and capitalize on market opportunity projected to be over $50B1 by 2026

Floating Share Arrangement Agreement facilitates acquisition of 100% of Acreage Holdings

Additional balance sheet actions reduce costs and create flexibility to pursue strategic growth opportunities

SMITHS FALLS, ONTARIO (October 25, 2022) – Canopy Growth Corporation (“Canopy” or the “Company”) (TSX: WEED) (NASDAQ: CGC) today announced a strategy to accelerate its entry into the U.S. cannabis industry and unleash the value of its full U.S. cannabis ecosystem through the creation of a new U.S.-domiciled holding company, Canopy USA, LLC (“Canopy USA”) and the execution of a deliberate and highly-structured process. Canopy USA will hold the Company’s U.S. cannabis investments, which will enable it to exercise rights to acquire Acreage (as defined below), Wana (as defined below) and Jetty (as defined below).

“As the growth of the U.S. cannabis market continues rapidly at the state level, this strategy enables us to take control of our own destiny and capitalize on the once-in-a-generation opportunity in the largest cannabis market in the world,” said David Klein, Chief Executive Officer of Canopy Growth Corporation. “We expect to unleash the full power of Canopy’s scalable and ideally-positioned U.S. cannabis ecosystem to unlock potential expansion opportunities. This strategy and positioning are true differentiators, which we expect to enable our investors and brands to realize value in the near term while positioning Canopy for profitable growth and a fast start upon U.S. federal permissibility.”

Strategic Highlights

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Fast-tracks entry into the world’s largest and fastest growing cannabis market: The U.S. is projected to be an over $50 billion[1] market opportunity, and this strategy aims to unlock the ability to capture share and return on investments made to date. Through these “stepping stone” transactions, Canopy will be strategically repositioned to capitalize on the benefits of complete ownership and control of its U.S. THC portfolio of assets upon U.S. federal permissibility.

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Establishes industry-leading, premium-focused brand powerhouse: Canopy USA’s portfolio includes some of the most recognized, iconic cannabis brands in the U.S. that the Company believes are ideally positioned in the fastest growing categories, such as edibles, vapes, and flower. Canopy USA is expected to leverage the best of each brand’s offerings to accelerate growth and market expansion as key states across the country continue to allow recreational cannabis usage, realizing value in the near term.

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Highlights the value of Canopy’s U.S. THC investments: Canopy and Canopy USA, collectively, are expected to rank among the top cannabis companies in North America by revenue.[2] With a protective layer in place for Canopy’s core businesses, including its Canadian and international cannabis operations, STORZ & BICKEL, BioSteel, and This Works, Canopy is expected to consolidate the financial performance of Canopy USA in accordance with U.S. GAAP, enabling Canopy to highlight the value of its U.S. THC assets to investors.

[1]	MJBiz market forecast of total US cannabis market by 2026. All financial figures in this press release are in USD unless otherwise specified.
[2]	Based on internal estimates.

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Financial benefit via revenue and cost synergies within Canopy USA and across Canopy: The consolidation of U.S. cannabis assets is expected to generate revenue and cost synergies by leveraging the brands, routes to market, and operations of the full U.S. cannabis ecosystem.

Canopy’s U.S. Cannabis Ecosystem

Canopy’s U.S. cannabis ecosystem has an established presence across large-scale and rapidly developing adult-use markets. Collectively, this footprint currently spans 21 states3: Arizona, Arkansas, California, Colorado, Connecticut, Florida, Illinois, Maine, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, Pennsylvania, Ohio, Oklahoma, and Oregon.

Canopy USA will have interests in the following assets, among others:

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Acreage – The shares to be acquired upon the exercise of the option to acquire approximately 70% of the total shares of Acreage Holdings, Inc. (“Acreage”) at a fixed share exchange ratio of 0.3048 of a common share of the Company (each whole share, a “Canopy Share”), as well as an option to purchase the remaining approximately 30% on a floating basis in order to own 100% of Acreage. A leading vertically integrated multi-state cannabis operator, Acreage has its main operations in densely populated states across the Northeast including New Jersey and New York. Through its well-known national retail brand, The Botanist, Acreage engages U.S. cannabis consumers and delivers a range of award-winning products through The Botanist brand, and a portfolio of high-impact, quality brands like Superflux, as well as the Prime medical brand in Pennsylvania, and the Innocent brand in Illinois among others.

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Wana – The option to acquire 100% of the membership interests of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), a leading cannabis edibles brand in North America. Wana is vertically integrated in Colorado and has a rapidly growing licensing division across 13 additional states while also holding the #1 market share position in Canada.[4] With a scalable business model, Wana has built a dominant position in the gummies category, which is one of the fastest growing edibles segments.[5] Backed by a robust pipeline of new consumer focused products, Wana is entering new markets to capture consumers looking for high-quality products that deliver against desired need states.

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Jetty – The option to acquire 100% of the shares of Lemurian, Inc. (“Jetty”), a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology. Leaders in solventless vapes and a Top 10 California Brand[6], Jetty pioneers the latest technology to create industry-leading extracts including award-winning solventless vapes, live resin vapes, and other products. Supported by nine years of operations, Jetty represents a critical foothold in the largest THC market in the U.S. and is primed to scale its high-quality products nationally.

[3]	Does not include Puerto Rico where Wana has a presence.
[4]	Source: Hifyre data for the second quarter of 2022 Canadian recreational market edibles market share.
[5]	Source: Headset data for tracked US states. Edibles includes forms such as beverages, chocolates and other ingestibles.
[6]	Based on March 2022 BDSA data for dollars sold for all product categories.

In addition, Canopy USA controls a conditional ownership position, assuming conversion of its exchangeable shares and the exercise of its option but excluding the exercise of its warrants, of approximately 13.7% in TerrAscend Corp. (CSE: TER, OTCQX: TRSSF) (“TerrAscend”), a leading North American cannabis operator with vertically integrated operations and a presence in Pennsylvania, New Jersey, Michigan, and California as well as licensed cultivation and processing operations in Maryland. Canopy USA’s direct and indirect interests in TerrAscend includes control over all exchangeable shares, options, and warrants previously held by Canopy in TerrAscend as well as the debentures and loan agreement outstanding between Canopy and certain TerrAscend subsidiaries.

Ownership of U.S. Cannabis Investments

The shares and interests in Acreage, Wana, Jetty, and TerrAscend will be held, directly or indirectly, by Canopy USA, and Canopy will not hold a direct interest in any shares or interests in Acreage, Wana, Jetty, or TerrAscend. Canopy holds non-voting and non-participating shares (the “Non-Voting Shares”) in the capital of Canopy USA. The Non-Voting Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA but are convertible into common shares of Canopy USA. To facilitate the creation of the Non-Voting Shares, Canopy USA has raised funds from a third-party investor and has agreed to issue additional common shares of Canopy USA to the shareholders of Wana as additional consideration in exchange for the option to acquire Wana and reduce the future payments owed in connection with the exercise of the option to acquire Wana to $3.00 (the “Wana Amendments”). The value of the common shares of Canopy USA to be issued to the shareholders of Wana will be equal to 7.5% of the value of Wana as of no earlier than January 1, 2023. Canopy will have the right to convert its Non-Voting Shares for common shares of Canopy USA and Canopy USA retains a call right to repurchase all common shares that have been issued to third-parties.

Canopy and Canopy USA have also entered into a protection agreement (the “Protection Agreement”) to provide for certain negative covenants in order to preserve the value of the Non-Voting Shares held by the Company until such time as Canopy controls Canopy USA. Canopy also has two designees on the four-person board of managers of Canopy USA.

Upon closing of Canopy USA’s acquisition of Acreage, Canopy will receive additional Non-Voting Shares from Canopy USA as consideration for the issuance of Canopy Shares that shareholders of Acreage will receive in accordance with the Existing Acreage Arrangement Agreement (as defined below) and the Floating Share Arrangement Agreement (as defined below).

In addition, subject to the terms and conditions of the Protection Agreement and the terms of the option agreements to acquire Wana and Jetty, Canopy may be required to issue additional Canopy Shares in satisfaction of certain deferred and/or option exercise payments to the shareholders of Wana and Jetty. Canopy will receive additional Non-Voting Shares from Canopy USA as consideration for any Canopy Shares issued in the future to the shareholders of Wana and Jetty.

Until such time as Canopy converts the Non-Voting Shares into common shares of Canopy USA, Canopy will have no economic or voting interest in Canopy USA, Wana, Jetty, TerrAscend, or Acreage. Canopy USA, Wana, Jetty, TerrAscend, and Acreage will continue to operate independently of Canopy.

In connection with the Wana Amendments, the Company has also agreed to issue Canopy Shares to the shareholders of Wana with a value equal to 7.5% of the value of Wana as of no earlier than January 1, 2023, subject to certain limitations. The Company has also agreed to register the resale of the Canopy Shares issued in connection with the Wana Amendments.

Acreage Agreements

The Company has entered into an arrangement agreement with Canopy USA and Acreage (the “Floating Share Arrangement Agreement”), pursuant to which, subject to approval of the holders of the Class D subordinate voting shares of Acreage (the “Floating Shares”) and the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares by way of a court-approved plan of arrangement (the “Floating Share Arrangement”) on the basis of 0.45 of a Canopy Share in exchange for each Floating Share held.

It is expected that the Floating Share Arrangement will be effected by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia). The Floating Share Arrangement requires the approval of: (i) at least two-thirds of the votes cast by the holders of the Floating Shares; and (ii) at least a majority of the votes cast by the holders of the Floating Shares, excluding the votes cast by “interested parties” and “related parties” (as such terms are defined in Multilateral Instrument 61-101—Protection Of Minority Security Holders In Special Transactions), at a special meeting of Acreage shareholders expected to be held in January 2023.

The Company has also agreed to issue Canopy Shares with a value of $50 million to, among others, certain unitholders (the “Holders”) of High Street Capital Partners, LLC, a subsidiary of Acreage (“HSCP”), in order to reduce a potential liability of approximately $121 million pursuant to HSCP’s amended tax receivable agreement and the related tax receivable bonus plans. Canopy Shares with a value of approximately $15 million will be issued to certain Holders as soon as practicable as the first installment under this agreement with a second payment of approximately $15 million in Canopy Shares to occur on the earlier of (a) the second business day following the date on which the shareholders of Acreage approve the Floating Share Arrangement; or (b) April 24, 2023. The final payment with a value of approximately $20 million will be issued immediately prior to completion of the Floating Share Arrangement. The Company has also agreed to register the resale of such Canopy Shares under the Securities Act of 1933, as amended. In addition, a wholly-owned subsidiary of the Company (“Acreage Debt Optionholder”) has also agreed to acquire an option to purchase the outstanding principal of Acreage’s debt, being an amount up to $150 million (the “Acreage Debt”) from Acreage’s existing lenders (the “Lenders”) in exchange for an option premium payment of $28.5 million (the “Option Premium”). The Acreage Debt Optionholder will have the right to exercise its option at its discretion, and the Option Premium will be used towards settlement of the outstanding principal of Acreage debt. In the event that Acreage repays the Acreage Debt on or prior to maturity, the Option Premium will be returned to the Acreage Debt Optionholder. In the event that Acreage defaults on the Acreage Debt and the Acreage Debt Optionholder does not exercise its option to acquire the Acreage Debt, the Option Premium will be released to the Lenders.

Canopy and Canopy USA have entered into voting support agreements with certain of Acreage’s directors, officers, and consultants pursuant to which such persons have agreed, among other things, to vote their Floating Shares in favor of the Floating Share Arrangement, representing approximately 7.3% of the issued and outstanding Floating Shares.

In addition to shareholder and court approvals, the Floating Share Arrangement is subject to approval of the Amendment Proposal (as defined below) and applicable regulatory approvals including, but not limited to, TSX approval and the satisfaction of certain other closing conditions customary in transactions of this nature. Assuming timely receipt of all necessary court, shareholder, regulatory and other third-party approvals and the satisfaction of all other conditions, closing of the acquisition of Acreage is expected to occur in late 2023.

It is intended that the Company’s existing option to acquire the Class E subordinate voting shares of Acreage (the “Fixed Shares”) on the basis of 0.3048 of a Canopy Share per Fixed Share will be exercised after the Meeting (as defined below) in accordance with the terms of the arrangement agreement dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (the “Existing Acreage Arrangement Agreement”). Canopy will not hold any Fixed Shares or Floating Shares.

Completion of the acquisition of the Fixed Shares following exercise of the option is subject to the satisfaction of certain conditions set forth in the Existing Acreage Arrangement Agreement. The acquisition of the Floating Shares pursuant to the Floating Share Arrangement is anticipated to occur concurrently with the acquisition of the Fixed Shares pursuant to the Existing Acreage Arrangement Agreement in late 2023 such that 100% of the issued and outstanding shares of Acreage will be owned by Canopy USA on closing of the acquisition of both the Fixed Shares and the Floating Shares.

Special Shareholder Meeting

In connection with the formation of Canopy USA, the Company is also pleased to announce that it expects to hold a special meeting of shareholders in January 2023 (the “Meeting”). At the Meeting, shareholders will be asked to consider a special resolution authorizing an amendment to its articles of incorporation (the “Amendment Proposal”) to create a new class of non-voting exchangeable shares in the capital of Canopy (the “Exchangeable Shares”). The Exchangeable Shares will not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy but will be convertible into Canopy Shares.

The Amendment Proposal must be approved by at least 66 2⁄3% of the votes cast on a special resolution by Canopy shareholders present in person or represented by proxy at the Meeting. Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG”), indirect, wholly-owned subsidiaries of Constellation Brands, Inc. (“Constellation”) (NYSE: STZ and STZ.B), have entered into a voting and support agreement with Canopy pursuant to which they have agreed to vote in favor of the Amendment Proposal.

The Amendment Proposal provides all shareholders of Canopy with the opportunity to self-assess their level of comfort with the Company’s exposure to the U.S. cannabis market. There is a risk that the Company’s interpretation of laws, regulations, and guidelines, may differ from those of others, including those of shareholders, government authorities, securities regulators, and stock exchanges. The Exchangeable Shares provide shareholders that may otherwise have concerns about the Company’s exposure to the U.S. cannabis market with an opportunity to retain an interest in Canopy through a non-voting and non-participating share.

In the event that the Amendment Proposal is approved, Canopy USA is expected to exercise the options to acquire Wana and Jetty. If the Amendment Proposal is not approved, Canopy USA will not be permitted to exercise the rights to acquire Acreage, Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Existing Acreage Arrangement Agreement and Canopy USA will continue to hold an option to acquire Wana and Jetty as well as exchangeable shares in the capital of TerrAscend.

It is expected that the Company will file a proxy statement (the “Proxy Statement”) related to the Meeting later today with the U.S. Securities and Exchange Commission (the “SEC”). A full description of the Amendment Proposal will be included in the Proxy Statement, which will be accessible by shareholders and filed with the SEC through the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system at www.sec.gov/edgar and with the Canadian securities regulators on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

Balance Sheet Actions

The Company has entered into agreements with certain of its lenders under its term loan credit agreement dated March 18, 2021 (the “Credit Agreement”) pursuant to which Canopy will tender US$187,500,000 of the principal amount outstanding thereunder at a discounted price of US$930 per US$1,000 or US$174,375,000 in the aggregate (the “Paydown”). The Paydown will be made in two equal payments: the first payment on or about November 10, 2022, and the second payment on or about April 17, 2023.

In connection with the Paydown, Canopy is also pleased to announce that it has agreed with its lenders to amend certain terms of the Credit Agreement (collectively, the “Amendments”). The Amendments include, among other things, reductions to the minimum Liquidity (as defined in the Credit Agreement) covenant to US$100,000,000, which is to be reduced as payments are made in accordance with the Paydown, certain changes to the application of net proceeds from asset sales and the establishment of a new committed delayed draw term credit facility in an aggregate principal amount of US$100,000,000. In addition, the Amendments include the elimination of the additional US$500,000,000 incremental term loan facility.

The Paydown is expected to reduce cash interest costs and enable the Company to continue to pursue growth investments, acquisitions and other strategic initiatives.

In addition, the Company also intends, following the creation of the Exchangeable Shares, to negotiate an exchange agreement with Greenstar to purchase for cancellation up to CAD$100 million principal amount of senior notes of the Company due July 2023 (the “Notes”) in exchange for Exchangeable Shares, subject to the rules and policies of the Nasdaq and the Toronto Stock Exchange. As Canopy continues to work towards positive cashflow and sustained profitable operations, the repurchase of the Notes in exchange for Exchangeable Shares would preserve the Company’s cash on hand and reduce the Company’s annual expenses.

Relationship with Constellation

In connection with these proposed transactions, assuming approval and adoption of the Amendment Proposal, Constellation has expressed its current intention to convert all of its Canopy Shares into Exchangeable Shares. However, any decision to convert will be made by Constellation, and Constellation is not obligated to effect any such conversion.

If Constellation elects to convert its Canopy Shares into Exchangeable Shares, certain other transactions between Canopy and Constellation will occur, including (i) CBG will surrender to the Company for cancellation for no consideration all warrants to purchase Canopy Shares held by CBG; (ii) the investor rights agreement, administrative services agreement, co-development agreement, and any and all other commercial arrangements between Canopy and its affiliates, on the one hand, and Constellation and its affiliates, on the other hand, will be terminated; (iii) Constellation will no longer have the right to nominate persons to the board of directors of Canopy (the “Board”), will no longer have any approval rights over certain transactions proposed to be undertaken by the Company, and restrictive covenants previously agreed between the parties will terminate; and (iv) all of Constellation’s nominees that are currently serving on the Board are expected to resign and new directors will be appointed to fill the vacancies caused by their resignations.

In the event that Constellation does not convert its Canopy Shares into Exchangeable Shares, Canopy USA will not be permitted to exercise the rights to acquire Acreage, Wana or Jetty and the Floating Share Arrangement Agreement will be terminated. In such circumstances, Canopy will retain its option to acquire the Fixed Shares under the Existing Acreage Arrangement Agreement and Canopy USA will continue to hold an option to acquire Wana and Jetty as well as exchangeable shares and other securities in the capital of TerrAscend. In addition, Canopy USA will exercise its repurchase rights to acquire the interests in Canopy USA held by the third party investors.

Webcast and Q&A Information

In support of this announcement, Canopy will host an audio webcast with David Klein, CEO, and Judy Hong, CFO, on October 25, 2022 at 8:30 AM Eastern Time.

The live audio webcast will be available at: https://app.webinar.net/ANk8lRx2rwL.

A replay will be accessible by webcast until 11:59 PM ET on January 4, 2023, at: https://app.webinar.net/ANk8lRx2rwL.

Approvals and Recommendation

The strategy was approved by the board of directors of Canopy, and the Canopy board of directors unanimously recommends that Canopy shareholders vote in favor of the Amendment Proposal.

Advisors and Counsel

Greenhill & Co. Canada Ltd. is acting as financial advisor to Canopy. Cassels Brock & Blackwell LLP is acting as Canadian legal advisor to Canopy, and Paul Hastings LLP and Dentons are acting as U.S. legal advisors to Canopy. Laurel Hill Advisory Group is acting as strategic shareholder advisor and proxy solicitation agent to Canopy.

About Canopy Growth

Canopy Growth (TSX:WEED, NASDAQ:CGC) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, Canopy Growth offers product varieties in high-quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Canopy Growth’s global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany.

Through Canopy Growth’s award-winning Tweed banner, Canopy Growth reaches its adult-use consumers and has built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the U.S., and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional hemp derived CBD products to the U.S. through its First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands.

More Information

Media Contact:

Jennifer White

Senior Manager, Corporate Communications

Jennifer.White@canopygrowth.com

Investor Contact:

Tyler Burns Director, Investor Relations

Tyler.Burns@canopygrowth.com

Notice Regarding Forward-Looking Information

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements regarding the expected size of the U.S. cannabis market; statements with respect to our ability to execute on our strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; statements with respect to the timing and outcome of the Floating Share Arrangement; the anticipated benefits of the Floating Share Arrangement; the issuance of additional Canopy Shares to satisfy the payments to the Holders; the acquisition of an option to acquire the Acreage Debt from the Lenders for the Option Premium; the anticipated timing of the Acreage special meeting of shareholders and the closing of the acquisition of Acreage; the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the Original Acreage Arrangement Agreement, including receipt of all regulatory approvals; the anticipated timing and occurrence of the Company’s exercise of the option to acquire the Fixed Shares and closing of such transaction; the issuance of additional Canopy Shares to satisfy any deferred and/or option exercise payments to the shareholders of Wana and Jetty and the Non-

Voting Shares issuable to Canopy from Canopy USA in consideration thereof; the issuance of additional Canopy Shares and common shares of Canopy USA in connection with the Wana Amendments, including the number and timing of Canopy Shares and common shares of Canopy USA to be issued; expectations regarding the potential success of, and the costs and benefits associated with the formation of Canopy USA; the anticipated timing and occurrence of the Meeting to approve the Amendment Proposal; the timing of the Paydown and the reduction in interest costs; the Company’s ability to pursue growth investments, acquisitions and other strategic initiatives; the potential settlement of the Notes following the Meeting; the potential conversion of Canopy Shares held by Constellation to Exchangeable Shares, including the termination of the investor rights agreement between Canopy and Constellation; the anticipated timing of filing and mailing the Proxy Statement and the timing of the Meeting; and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement; risks related to the value of the Canopy Shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A list of the names of those directors and executive officers and a description of their interests in Canopy is contained in Canopy’s definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2022 and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Additional information regarding the interests of such participants will be contained in the Proxy Statement when it becomes available. Investors should read the Proxy Statement when it becomes available because it will contain important information.